EXHIBIT 99.1

Banner Acquisition Corp. Announces Letters of Intent for Business Combination

LEHI, UT, March 7, 2023 - Banner Acquisition Corp., a Delaware corporation (“Banner”) (NASDAQ: BNNRU, BNNR, BNNRW), announced today its intent to create, via business combination with multiple targets, a new publicly traded platform focused on the property services sector.

Banner has entered into multiple letters of intent with target companies in the sector and intends to continue seeking additional acquisition targets that provide services in areas such as cleaning, HVAC, plumbing, landscaping, pest control, residential solar and energy management, restoration, facility management and other related businesses.

As a result of the signed letters of intent, pursuant to the provisions of Banner’s Amended and Restated Certificate of Incorporation (the “Charter”), Banner has until June 10, 2023 to consummate its business combination. The letters of intent are non-binding with respect to all material terms, except with respect to certain customary provisions. There can be no assurance that the parties will enter into definitive agreements or that the parties will consummate the transactions on the terms or timeframe currently contemplated, or at all. If Banner does not consummate a business combination on or before June 10, 2023, and Banner’s stockholders have not approved an extension of the combination period by amending the Charter, there will be a mandatory liquidation and subsequent dissolution of Banner.

Forward Looking Statements

This press release may include, and oral statements made from time to time by Banner’s representatives may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including statements regarding the potential business combination and expectations regarding the combined business. In addition, words such as “potential,” “estimate,” “project,” “predict,” “expect,” “continue,” “anticipate,” “forecast,” “plan,” “possible,” “intend,” “believe,” “seek,” “may,” “might,” “will,” “if,” “could,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Banner’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: Banner’s inability to enter into a definitive agreement with respect to the potential business combination or to complete the contemplated transactions; matters discovered by Banner or the target companies as they complete their respective due diligence investigation; the risk that the approval of Banner’s stockholders for the potential transaction is not obtained; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in Banner’s trust account following any redemptions by Banner’s stockholders; the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; and those factors discussed in Banner’s prospectus dated September 7, 2021 under the heading “Risk Factors,” and other documents filed, or to be filed, by Banner with the SEC. Banner does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Banner Acquisition Corp.

Tanner Ainge

tanner@bannercap.com